UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 20, 2022
Commission File Number 0-17795

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

800 W. 6th Street	Austin,	TX		78701
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code:			(512)	851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, the Compensation and Human Resources Committee of the Board of Directors of Cirrus Logic, Inc. (“Company”) approved certain amendments to the Cirrus Logic, Inc. Executive Severance and Change of Control Plan (“Severance Plan”). The Company’s Chief Executive Officer (“CEO”), and those employed at the level of Vice President or above who report directly to the CEO, participate in the Severance Plan.

The material changes to the Severance Plan, adopted in amended and restated form on January 20, 2022, are summarized as follows, with capitalized terms being defined in the Severance Plan:

•In the event of an Eligible Executive’s termination of employment in connection with a Change of Control, the portion of the lump sum cash payment referencing a bonus is modified to provide 100% of the Eligible Executive’s annual target bonus amount as of the Termination Date (in the case of the Chief Executive Officer, 200%) and, if not already provided for in an applicable bonus plan, a prorated target bonus amount corresponding to the amount of time elapsed under the current bonus period as of the Termination Date;

•In the event of an Eligible Executive’s termination of employment in connection with a Change of Control, the portion of the lump sum cash payment referencing COBRA coverage is modified to provide, in the case of the CEO, a lump sum cash payment equal to a reasonable estimate of such coverage for eighteen months;

•In the event of an Eligible Executive’s termination of employment other than for Cause or in connection with a Change of Control, the portion of the lump sum cash payment referencing COBRA coverage is modified to provide a lump sum cash payment equal to a reasonable estimate of such coverage for six months, and in the case of the CEO twelve months;

•A recoupment provision is added to the Severance Plan, which provides that if, after the Termination Date, the Company discovers the Eligible Executive had engaged in acts or omissions that meet the definition of Cause, then the Plan Administrator may cease any further payments or benefits pursuant to the Severance Plan and is entitled to recoup, for the benefit of the Company, any payments or benefits already provided under the Severance Plan, plus interest at the then-prevailing prime rate; and

•The definitions of Cause and Good Reason are updated and clarified to specify additional circumstances meeting the definition of Cause and to exclude certain circumstances that would be excluded from the definition of Good Reason.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit            Description

Exhibit 10.1    Cirrus Logic, Inc. Executive Severance and Change of Control Plan, as amended and restated on January 20, 2022
Exhibit 104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	January 25, 2022	By:	/s/ Thurman K. Case
			Name:	Thurman K. Case
			Title:	Chief Financial Officer